Exhibit 16.1

Deloitte
                            Deloitte & Touche LLP
                            Suite 3900
                            111 SW Fifth Avenue
                            Portland, OR 97204-3642
                            USA

                            Tel: +1 503 222 1341
                            Fax: +1 503 224 2172
                            www.deloitte.com

March 30, 2005

Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C. 20549

Dear Sirs/Madams:

We have read Item 4.01 of Key Technology, Inc.’s Form 8-K dated March 25, 2005, and have the following comments:

1.	We agree with the statements made in the second sentence of the first paragraph, and the second, third and fifth paragraphs.

2.	We have no basis on which to agree or disagree with the statements made in the first sentence of the first paragraph and the fourth paragraph.

Yours truly,

/s/ Deloitte & Touche LLP

                            Member of
                            Deloitte Touche Tohmatsu